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EXHIBIT 23.2

CONSENT OF MINE DEVELOPMENT ASSOCIATES INC.

        We hereby consent to the incorporation by reference of mineralization or resources and other analyses performed by us in our capacity as an independent consultant to Mines Management, Inc. (the "Company"), which are set forth in this Annual Report on Form 10-K for the year ended December 31, 2014, in the Registration Statements on Forms S-8 (File Nos. 333- 186468, 333-152732, 333125701 and 333-104724) and Forms S-3 (File Nos. 333-148069, 333-114258 and 333-190838), as amended, or any related abbreviated registration statement filed by the Company with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, or in any amendment to any of the foregoing, or to any prospectuses or amendments or supplements thereto. We also consent to the reference to us under the heading "Experts" in such Registration Statements and any prospectuses or amendments or supplements thereto.

Dated this 27th day of March, 2015

Mine Development Associates, Inc.
/s/ STEVE RISTORCELLI
Name:	Steve Ristorcelli
Title:	Authorized Person

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  EXHIBIT 23.2
CONSENT OF MINE DEVELOPMENT ASSOCIATES INC.